                                                                    Exhibit 99.1



                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


                              Financial Statements
                           and Supplemental Schedules
                             (Modified Cash Basis)


                           December 31, 1995 and 1994



                  (With Independent Auditors' Report Thereon)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


                Financial Statements and Supplemental Schedules
                             (Modified Cash Basis)


                          December 31, 1995 and 1994



                               Table of Contents
                               -----------------


                                                                         Page
                                                                         ----

Independent Auditors' Report......................................           1

Statement of Net Assets Available for Plan Benefits (Modified
     Cash Basis) - December 31, 1995 and 1994.....................           2


Statements of Changes in Net Assets Available for Plan
     Benefits (Modified Cash Basis) - Years ended December 31,
     1995 and 1994................................................           3

Notes to Financial Statements (Modified Cash Basis)...............           4


Supplemental Schedules - (Modified Cash Basis)
- - ----------------------------------------------

Item 27a - Schedules of Assets Held for Investment Purposes
     (Modified Cash Basis) - December 31, 1995....................  Schedule 1

Item 27d - Schedule of Reportable Transactions (Modified Cash
     Basis) - Year ended December 31, 1995........................  Schedule 2

                          Independent Auditors' Report
                          ----------------------------



The Thrift Plan Committee
Southern Pacific Rail Corporation Thrift Plan:

We have audited the accompanying statements of net assets available for plan benefits (modified cash basis) of Southern Pacific Rail Corporation Thrift Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits (modified cash basis) for the years then ended, and the supplemental schedules as listed in the accompanying table of contents. These financial statements and supplemental schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in note 2(a), these financial statements and supplemental schedules were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Southern Pacific Rail Corporation Thrift Plan as of December 31, 1995 and 1994, and changes in net assets available for benefits for the years then ended, on the basis of accounting described in note 2(a).

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) Item 27a - Schedule of Assets Held for Investment Purposes (Modified Cash Basis), and
(2) Item 27d - Schedule of Reportable Transactions (Modified Cash Basis) are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                       KPMG Peat Marwick LLP


San Francisco, California
June 26, 1996

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


             Statements of Net Assets Available for Plan Benefits
                             (Modified Cash Basis)


                           December 31, 1995 and 1994



                                                               1995            1994
                                                           ------------    ------------
Assets:
     Investments, at fair value (note 2):
          Common stock...................................  $  2,148,384    $ 20,074,003
          Commingled funds...............................    43,290,298      28,774,211
          Temporary investment funds.....................     3,010,085       2,397,442
                                                           ------------    ------------

               Subtotal..................................    48,448,767      51,245,656

     Investments, at contract value (note 2):
          Investment contracts...........................   127,786,622     119,850,715
                                                           ------------    ------------

               Total investments.........................   176,235,389     171,096,371

     Receivable from broker..............................         8,726       1,225,228
     Investment income receivable........................       730,618         737,165
                                                           ------------    ------------

               Total assets..............................   176,974,733     173,058,764
                                                           ------------    ------------

Liabilities:
     Unsettled stock sale................................         6,815         316,113
                                                           ------------    ------------

               Net assets available for plan benefits....  $176,967,918    $172,742,651
                                                           ============    ============


                See accompanying notes to financial statements.

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

        Statements of Changes in Net Assets Available for Plan Benefits
                             (Modified Cash Basis)

                     Years ended December 31, 1995 and 1994

                                                               1995            1994
                                                           ------------    ------------
Additions to net assets attributed to:
     Investment income:
          Interest.......................................  $  8,929,902    $  8,084,989
          Dividends......................................            25         389,330
          Net appreciation in fair value of
               investments (note 9)......................    11,757,093         667,167
                                                           ------------    ------------

                    Total investment income..............    20,687,020       9,141,486
                                                           ------------    ------------

     Contributions:
          Employer.......................................     2,908,910       2,702,612
          Participants...................................     6,645,656       6,222,622
                                                           ------------    ------------

                     Total contributions.................     9,554,566       8,925,234

                     Total additions.....................    30,241,586      18,066,720
                                                           ------------    ------------

Deductions from net assets attributed to:
     Distributions to participants - cash................    15,021,561      23,552,013
     Distributions to participants - non-cash............    10,649,546         864,547
     Investment and administrative expenses..............       345,212         283,247
                                                           ------------    ------------

                     Total deductions....................    26,016,319      24,699,807
                                                           ------------    ------------

Increase (decrease) in net assets available for
     plan benefits.......................................     4,225,267      (6,633,087)

Net assets available for plan benefits:
     Beginning of year...................................   172,742,651     179,375,738
                                                           ------------    ------------

     End of year.........................................  $176,967,918    $172,742,651
                                                           ============    ============


                See accompanying notes to financial statements.

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)

                          December 31, 1995 and 1994


(1)  DESCRIPTION OF PLAN

     (a)  General

     The following description of the Southern Pacific Rail Corporation Thrift Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan which was established by Rio Grande Holding, Inc. (RGH) on January 1, 1982 as an individual account savings and investment plan for employees of RGH and its subsidiaries (the RGH participants). RGH is a wholly owned subsidiary of Southern Pacific Rail Corporation (SPRC). SPRC adopted the Plan and became its sponsor. SPRC and its subsidiaries that are participating in the Thrift Plan are collectively referred to as the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Southern Pacific Rail Corporation's employees not subject to a collective bargaining agreement and not paid on an hourly basis are eligible to participate in the Plan any time after the first anniversary of their employment if they have not incurred a break in service. In addition, certain employees which are currently covered under collective bargaining agreements which were previously not covered have been allowed to continue participation in the Plan.

     On February 1, 1994, the Plan amended its eligibility requirement, allowing new employees to participate immediately in the Thrift Plan and to accept rollovers.

     Effective July 1, 1994, the Plan changed the Trustee for the Plan's assets from Northern Trust Company to Chase Manhattan.

     (b)  Contributions

     Plan participants may elect to make employee contributions in an amount not less than 1% nor more than 16% of their salary. These contributions may be made on either an after-tax or a before-tax basis, or a combination of the two, provided the total contribution does not exceed the lesser of 16% of salary or the applicable Internal Revenue Code annual limitation of $9,240. The employer matches the first 3% of employee contributions (whether before -tax or after-tax) on a dollar-for-dollar basis. All contributions are subject to limitations imposed by the Internal Revenue Code such as those under Sections 401(k), 401(m), 402(g) and 415.

     (c)  Participant's Accounts

     Each participant's account is credited with his or her own contributions, employer contributions and an allocation of the Plan's earnings (or losses) based on the type of investments selected and their performance. The allocation of earnings (or losses) is based on each participant's account balance by investment type.



                                                   (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)




     (d)  Vesting

     Participant and employer contributions are fully vested when made.

     (e)  Investment Options

     Upon enrollment in the plan, a participant may direct contributions in 1% increments in any of six investment options:

          Fixed Investment Fund - Funds are invested in high quality investment
          ---------------------
          contracts with a diversified group of insurance companies, banks and other financial institutions.

          Value Equity Fund - As of October 1, 1994, funds are invested in
          -----------------
          shares of the Invesco Retirement Trust Equity Fund (a trust company commingled fund). The fund primarily invests in common stocks and securities convertible into common stock.

          Balanced Fund - As of October 1, 1994, funds are invested in shares
          -------------
          of the Invesco Retirement Trust Flex Fund (a trust company commingled fund). The fund contains a mix of stocks and high quality bonds.

          International Equity Fund - As of October 1, 1994, funds are invested
          -------------------------
          in the Capital Guardian International (Non-U.S.) Equity Fund (a trust company commingled fund). The fund invests in a portfolio comprised primarily of securities of non-U.S. issuers and securities whose principal markets are outside of the United States.

          SPRC Stock Fund - Funds are invested in common stock of Southern
          ---------------
          Pacific Rail Corporation.

          Growth Equity Fund - As of October 1, 1994, funds are invested in
          ------------------
          shares of the Invesco Trust Company Common Stock Fund (a trust company commingled fund). The fund consists primarily of small and large capitalization stocks with strong earnings growth.

     Participants may change their investment options monthly.

     Effective December 31, 1994 SFP Stock and SFP subsidiary stock (which was held in the SFPAC stock fund) was eliminated from the plan as an investment option. Each participant whose account was invested in that fund was permitted to elect to withdraw, in kind, shares of stock with a fair market value equal to the total value allocated to the participant's After-Tax Contributions Account and Company matching contributions account as of the date of withdrawal. All such shares not withdrawn were sold and the proceeds were invested in the Fixed Investment Fund.



                                                       (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)

     (f)  Payment of Benefits

     Benefits are payable to a participant upon retirement, disability, death or termination of employment. Subject to certain hardship rules and limits, a participant may also withdraw employer and employee contributions under other circumstances. The benefit to which a participant is entitled is the benefit that can be provided from that participant's account net of any withholding for federal income taxes.

     (g)  Investment and Administrative Expenses

     In 1995, the Plan paid investment expenses of $304,230 and administrative expenses of $40,982. The majority of administrative expenses in 1995 were paid by the Company. In 1994, the Plan paid investment expenses of $145,612 and administrative expenses of $137,635. In 1994, the majority of administrative expenses of the Plan were paid by the Plan. The change in the payor of the Plan expenses is in accordance with the Plan document.

     (h)  Plan Termination

     SPRC may terminate the Plan at any time. In the event of termination, Plan net assets will be allocated and distributed to the participants based on their respective account balances.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Basis of Accounting

     The Plan's policy is to prepare its financial statements and supplemental schedules on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles. Investment income receivable is accrued and investments, other than insurance contracts, are recorded at fair value, and all other items are recorded on a cash basis.

     (b)  Investment Valuation and Income Recognition

     The plan's assets are stated at fair value except for its investment contracts which are valued at contract value. Shares of commingled funds are valued at quoted market prices which represent the net asset value of shares held by the plan at year end. The SPRC stock is valued at its quoted market price. The investment contracts held in the fixed investment fund are fully benefit responsive and as such are valued at contract value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The difference between cost and market value from one period to the next is recognized at net appreciation (depreciation) in fair value in investments in the accompanying state of changes in net assets available for benefits.

     (c)  Use of Estimates

     The preparation of the financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the disclosed amounts of income and expenses during the reported periods. Actual results could differ from those estimates.



                                                          (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)


(3)  INVESTMENTS

     Chase Manhattan Bank, trustee of the plan, held the Plan's investment and executed transactions therein. The following table presents the fair value of the underlying investments in investment options at December 31, 1995 and 1994. Investments that represent 5% or more of the Plan's net assets are separately identified.

                                                                           December 31,
                                                                     -------------------------
                                                                        1995           1994
                                                                     -----------    ----------
        Investment contracts, at contract value:
          Fixed investment fund:
             Allstate Life Insurance Company:
               Group Annuity Contract No. 5572, 6.45%,
                  April 1, 1999....................................  $5,560,072     $5,223,177
               Group Annuity Contract No. 5607, 7.32%,
                  June 1, 1999.....................................   1,036,054      1,037,258
             CDC Investment Management Company:
               Contract No. 114-01, 6.62%, April 15, 1998..........   5,088,338      5,088,338
             Canada Life Assurance Company:
               Contract No. 45842, 7.17%, July 1, 1999.............   5,144,331      5,157,034
             Commonwealth Life Insurance Co.:
               ADA-00346-FR, 8.48%, December 28, 1995..............           -      1,645,292
               ADA-00288-ST, floating interest rate,
                  perpetual with 30 day notice for termination.....   3,288,032      6,011,640
             Continental Life Assurance Co.:
               Group Annuity Contract No. 12664, 8.51%,
                  May 1, 1997......................................   4,849,691      6,701,550
               Group Annuity Contract No. 12750, 7.08%,
                  March 29, 1996...................................   6,472,139      6,044,209
               Group Annuity Contract No. E3000-11D,
                  7.86%, January 12, 1996..........................      93,425        789,208
             Hartford Life Insurance Co.:
               Group Annuity Contract No. 9405, 5.68%,
                  March 20, 1995...................................           -      5,813,856
             John Hancock Mutual Life Insurance Co.
               Guaranteed Investment Contract No. 7942,
                  6.56%, May 1, 2004...............................   5,113,392              -
               Insurance Contract No. 7767, variable rate,
                  February 1, 2000.................................     502,272              -


   * Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.

                                                      (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)

                                                                           December 31,
                                                                     -------------------------
                                                                        1995           1994
                                                                     -----------    ----------
     Mass Mutual Insurance Co.:
          Guaranteed Investment Contract No. 10479,
               6.88%, July 5, 2002.................................   5,349,948      6,117,448
          Guaranteed Investment Contract No. 10744,
               6.11%, July 5, 2002 *...............................   8,867,525      8,470,579
     Metropolitan Life Insurance Co.:
          Group Annuity Contract No. 12500, 8.18%,
               September 2, 1996...................................   4,743,721      8,770,052
          Group Annuity Contract No. 14018, 7.6%,
               January 2, 2001.....................................   2,140,405              -
     New York Life Insurance Co.:
          Group Annuity Contract No. 06200, 8.35%,
               May 13, 1996........................................   5,230,423      5,231,055
          Group Annuity Contract No. 06497, 6.98%,
               February 2, 1997....................................   5,287,805      5,287,805
          Group Annuity Contract No. 06497-003,
               6.65%, October 31, 1995.............................           -      2,598,385
     Peoples Security Life Insurance Co.:
          Contract No. 00064TR-4, 7.87%,
               July 20, 1999.......................................   4,968,837      4,965,957
          Contract No. 00064TR-3, 6.14%,
               February 25, 1998...................................   4,881,605      4,820,291
          Contract No. 00064TR-2, 6.45%,
               November 15, 2000...................................   4,805,026      4,771,262
          Contract No. 00064TR-1, 6.17%,
               May 17, 1999........................................   4,869,542      4,834,544
     Provident Life and Accident Insurance Co.
          Contract No. 630-05805 *.................................  20,835,513              -
     Prudential Insurance Co.:
          Group Annuity Contract No. 748715, 6.16%
               September 30, 1998..................................   2,046,495      2,672,750
          Group Annuity Contract No. 7375, 7.31%,
               April 18, 1996......................................   6,382,539      5,947,758


    * Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.
                                                      (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)


                                                                           December 31,
                                                                    --------------------------
                                                                       1995           1994
                                                                    -----------     ----------
          Group Annuity Contract No. 7395-212,
               7.05%, April 18, 1996..............................    4,425,824       4,134,352
     Sun Life Assurance Co.:
          Contract No. S-0905-G, 7.28%,
               June 10, 1999......................................    5,561,706       5,185,467
     Traveler's Insurance Co.:
          Group Annuity Contract No. 13999, 8.20%,
               March 1, 1996......................................      241,962         465,629
     United of Omaha Mutual Life Insurance Co.:
          SDGA-10272, 8.40%, August 15, 1995......................            -       2,065,819
                                                                    -----------     -----------
            Total investment contracts............................  127,786,622     119,850,715
                                                                    -----------     -----------

Common stock, at market value:
     SFPAC Stock Fund:
          Catellus Development Corporation........................            -         541,281
          Santa Fe Energy Resources Inc...........................            -       1,585,528
          Santa Fe Pacific Gold Corporation.......................            -       4,758,650
          Santa Fe Pacific Corporation............................            -      12,327,280
                                                                    -----------     -----------
            Subtotal..............................................            -      19,212,739
                                                                    -----------     -----------
     SPRC Stock Fund:
          Southern Pacific Rail Corporation.......................    2,148,384        861,264
                                                                    -----------     -----------
            Total common stock....................................    2,148,384      20,074,003
                                                                    -----------     -----------

Commingled funds, at market value:
     Value Equity Fund:
         Invesco Institutional Series
         Trust Equity Fund*.......................................   26,940,068      19,820,922
     Balanced Fund:
         Invesco Institutional Series Trust Flex Fund*............   11,050,017       6,305,284
     Growth Equity Fund:
         Invesco Common Stock Fund................................    3,156,291       1,209,891
     International Equity Fund:
         CGTC International Non-U.S. Equity Record................    2,143,922       1,438,114
                                                                    -----------     -----------
            Total commingled funds................................   43,290,298      28,774,211
                                                                    -----------     -----------


    * Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.


                                                      (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)


                                                                 December 31,
                                                          ----------------------------
                                                             1995              1994
                                                          -----------       ----------
      Temporary investment funds, at market value:
        Chase Temporary Investment Fund:
           Fixed Investment Fund.......................     2,982,643         1,837,684
           Value Equity Fund...........................             -                62
           SFPAC Stock Fund............................             -           243,294
           Balanced Fund...............................             -                24
           SPRC Stock Fund.............................        27,442           316,378
                                                         ------------      ------------

                Total temporary investment funds.......     3,010,085         2,397,442
                                                         ------------      ------------

                Total investments......................  $176,235,389      $171,096,371
                                                         ============      ============

     * Indicates asset is greater than 5% of net assets available for plan benefits at beginning of the year.


(4)  TAX STATUS

     The Plan was amended on April 9, 1996. This revision amends and restates the Plan to reflect changes required by the Tax Reform Act of 1986. The Plan received a favorable determination letter from the Internal Revenue Service on February 8, 1996 that the Plan is qualified under the provisions of Section 401(a) of the Internal Revenue Code, as amended, and exempt from federal income taxes under Section 501(a). The Plan administrator believes that the Plan continues to operate in compliance with the applicable provisions of the IRS.

(5)  RELATED PARTY TRANSACTION

     Certain Plan investments are shares of temporary investment funds managed by Chase Manhattan Bank. Chase Manhattan Bank is the trustee as defined by the Plan, and qualifies as a party-in-interest. Investment and administrative expenses paid to the trustee by the Plan amounted to $12,364 for the year ended December 31, 1995. In addition, the Plan held stock issued by the Plan sponsor, Southern Pacific Rail Corporation.

(6)  PROPOSED MERGER WITH UNION PACIFIC

     On August 3, 1995, the Board of Directors of SPRC approved an agreement providing for the merger of SPRC and Union Pacific Railroad Company (UPRR), a wholly-owned subsidiary of Union Pacific Corporation (UP). Under the terms of the agreement, a subsidiary of UP acquired 25% of the common stock of SPRC at a price of $25.00 per share pursuant to a tender offer. The merger requires approval by the Surface Transportation Board (STB) of the Department of Transportation (successor to the Interstate Commerce Commission (ICC)). Based on the 255 day procedural schedule adopted by the ICC, the earliest a decision can be expected is August 1996. The shares purchased in the tender offer are held in a voting trust pending a decision by the STB. Following receipt of STB approval and the satisfaction of other conditions, SPRC (and the UP subsidiary that purchased SPRC stock in the cash tender off) would be merged into UPRR. In the merger, each share of SPRC stock would be


                                                            (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

                         Notes to Financial Statements
                             (Modified Cash Basis)



     converted, at the holder's election (subject to proration), into the right to receive $25.00 in cash or 0.4065 shares of UP common stock. Of the shares of SPRC common stock outstanding immediately prior to the merger (other than the shares previously acquired by UP in the tender offer), 20% would be acquired for cash and 80% would be acquired in exchange for shares of UP common stock.

     On August 9, 1995, under the trust agreement with the trustee, transactions by Plan participants in SPRC stock held in the SPRC Stock Fund were temporarily frozen due to UP's tender offer. On September 15, 1995, the Plan committee voted to allow investment activity to resume in the SPRC Stock Fund.

     On November 30, 1995, UPRR and SPRC filed an application for the proposed merger with the ICC and the application process is ongoing. The earliest closing of the transaction, if approved, would be September 1996.

     On January 17, 1996, at a special meeting called to consider the proposed merger, the stockholders of SPRC voted to proceed with the transaction.

(7)  Voluntary Compliance Resolution Application

     In October 1994, the Plan Administrator filed a Voluntary Compliance Resolution (VCR) application with the IRS relating to the failure to timely distribute the minimum distribution required under section 401(a)(9) to one employee. The Plan sponsor proposes to correct the situation by distributing to the employee from her account the required amounts due of approximately $66,158. The IRS has not yet responded to this VCR application. However, the Plan Administrator expects that this proposed correction will be accepted by the IRS with no adverse implications to the Plan's tax status.


                                                            (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


                         Notes to Financial Statements
                             (Modified Cash Basis)


(8)  STATEMENT OF PLAN NET ASSETS (MODIFIED CASH BASIS) BY INVESTMENT FUND


                                                                           December 31, 1995
                                 --------------------------------------------------------------------------------------------------
                                      Fixed           Value      Balanced   International   SPRC Stock       Growth
                                 Investment Fund   Equity Fund     Fund      Equity Fund       Fund       Equity Fund   Total Plan
                                 ---------------   -----------   --------   -------------   ----------    -----------   -----------
Assets:
 Investments, at fair value:
   Common stock.................. $                                                          2,148,384                    2,148,384
   Commingled funds..............                   26,940,068   11,050,017   2,143,922                    3,156,291     43,290,298
   Temporary investment funds....    2,982,643                                                  27,442                    3,010,085
                                  ------------      ----------   ----------   ---------      ---------     ---------    -----------
        Sub-total................    2,982,643      26,940,068   11,050,017   2,143,922      2,175,826     3,156,291     48,448,767

 Investments, at contract value:
   Fixed income annuity contracts  127,786,622                                                                          127,786,622
                                  ------------      ----------   ----------   ---------      ---------     ---------    -----------
        Total investments........  130,769,265      26,940,068   11,050,017   2,143,922      2,175,826     3,156,291    176,235,389

   Accounts receivable...........                        8,726                                                                8,726
   Income receivable.............      730,618                                                                              730,618
                                  ------------      ----------   ----------   ---------      ---------     ---------    -----------

                 Total assets.... $131,499,883      26,948,794   11,050,017   2,143,922      2,175,826     3,156,291    176,974,733
                                  ============      ==========   ==========   =========      =========     =========    ===========

Liabilities:
   Unsettled stock sale..........                                                               (6,815)                      (6,815)
                                  ------------      ----------   ----------   ---------      ---------     ---------    -----------

   Net assets available
    for plan benefits............ $131,499,883      26,948,794   11,050,017   2,143,922      2,169,011     3,156,291    176,967,918
                                  ============      ==========   ==========   =========      =========     =========    ===========


                                                            (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


                         Notes to Financial Statements
                             (Modified Cash Basis)


(8) STATEMENT OF PLAN NET ASSETS (MODIFIED CASH BASIS) BY INVESTMENT FUND (CONTINUED)

                                                                          December 31, 1994
                                ---------------------------------------------------------------------------------------------------
                                   Fixed        Value        SFPAC                  Interna-       SPRC        Growth
                                Investment     Equity         Stk      Balanced      tional        Stock       Equity
                                   Fund         Fund         Fund        Fund      Equity Fund     Fund         Fund      Total Plan
                               -----------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
Assets:
 Investments, at fair value:
    Common stock...........   $                           19,212,739                                861,264               20,074,003

    Commingled funds.......                  19,820,922                 6,305,284    1,438,114                 1,209,891  28,774,211
    Temporary investment
     funds.................      1,837,684           62      243,294           24                   316,378                2,397,442
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
          Sub-total........      1,837,684   19,820,984   19,456,033    6,305,308    1,438,114    1,177,642    1,209,891  51,245,656


Investments, at contract
 value:
    Investment contracts...    119,850,715                                                                               119,850,715
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------

          Total investments    121,688,399   19,820,984   19,456,033    6,305,308    1,438,114    1,177,642    1,209,891 171,096,371


    Accounts receivable...                                 1,225,228                                                       1,225,228
    Income receivable.....         737,165                                                                                   737,165
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------

          Total assets.....   $122,425,564   19,820,984   20,681,261    6,305,308    1,438,114    1,177,642    1,209,891 173,058,764
                              ============  ===========  ===========  ===========  ===========  ===========  =========== ===========

Liabilities:

    Unsettled stock sale ..                                                                        (316,113)               (316,113)
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------


    Net assets available
     for plan benefits.....   $122,425,564   19,820,984   20,681,261    6,305,308    1,438,114      861,529    1,209,891 172,742,651
                              ============  ===========  ===========  ===========  ===========  ===========  =========== ===========

                                                            (Continued)

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


              Notes to Financial Statements (Modified Cash Basis)


(9) STATEMENT OF CHANGES IN PLAN NET ASSETS (MODIFIED CASH BASIS) BY INVESTMENT FUND

                                                                          December 31, 1995
                                ---------------------------------------------------------------------------------------------------
                                   Fixed        Value        SFPAC                  Interna-       SPRC        Growth
                                Investment     Equity         Stk      Balanced      tional        Stock       Equity
                                   Fund         Fund         Fund        Fund      Equity Fund     Fund         Fund      Total Plan
                               -----------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
Additions to net assets
attributable to:
 Investment income:
   Interest...............    $  8,854,248                    70,208                                  5,446                8,929,902
   Dividend...............                                        25                                                              25
   Net appreciation
    (depreciation) in fair                    6,453,492    2,027,404    2,096,786      244,050      496,813      438,548  11,757,093
    value of investments..    ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
      Total investment
       income.............       8,854,248    6,453,492    2,097,637    2,096,786      244,050      502,259      438,548  20,687,020

 Contributions:
 Employer..................      1,784,575      643,940                   286,890       68,207       43,223       82,075   2,908,910
 Participants..............      4,153,278    1,426,518                   635,774      151,349       96,164      182,573   6,645,656
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
      Total contributions..      5,937,853    2,070,458            0      922,664      219,556      139,387      264,648   9,554,566
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
      Total additions......     14,792,101    8,523,950    2,097,637    3,019,450      463,606      641,646      703,196  30,241,586


Deductions from net assets
 attributable to:
 Distributions to
  participants-cash........     12,358,036    1,608,570      455,102      386,990       60,238       71,246       81,379  15,021,561
 Distr. to participants-
  non-cash.................                               10,649,546                                                      10,649,546
 Investment and
  administrative exp........       152,924      137,735       (4,983)      47,689                                 11,847     345,212
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
      Total deductions.....     12,510,960    1,746,305   11,099,665      434,679       60,238       71,246       93,226  26,016,319
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
Transfer between funds,
 net.......................      6,793,178      350,165  (11,679,233)   2,159,938      302,440      737,082    1,336,430           0
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------

(Decrease) increase in net
  assets available for
  plan benefits............      9,074,319    7,127,810  (20,681,261)   4,744,709      705,808    1,307,482    1,946,400   4,225,267

Net assets available for
 plan benefits:
 Beginning of year.........    122,425,564   19,820,984   20,681,261    6,305,308    1,438,114      861,529    1,209,891 172,742,651
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
 End of year...............   $ 31,499,883   26,948,794            0   11,050,017    2,143,922    2,169,011    3,156,291 176,967,918
                              ============  ===========  ===========  ===========  ===========  ===========  =========== ===========

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


              Notes to Financial Statements (Modified Cash Basis)

(9) STATEMENT OF CHANGES IN PLAN NET ASSETS (MODIFIED CASH BASIS) BY INVESTMENT FUND (CONTINUED)



                                                                          December 31, 1994
                                ---------------------------------------------------------------------------------------------------
                                   Fixed        Value        SFPAC                  Interna-       SPRC        Growth
                                Investment     Equity         Stk      Balanced      tional        Stock       Equity
                                   Fund         Fund         Fund        Fund      Equity Fund     Fund         Fund      Total Plan
                               -----------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
Additions to net assets
attributable to:
 Investment income:
   Interest...............    $  8,021,705        1,993       12,607       47,917                       767                8,084,989
   Dividend...............                      235,211       77,283       76,836                                            389,330
   Net appreciation
    (depreciation) in
     fair value of
     investments...........         99,502      108,078      693,847     (178,532)     (35,687)        (544)     (19,497)    667,167
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
       Total investment
        income.............      8,121,207      345,282      783,737      (53,779)     (35,687)         223      (19,497)  9,141,486


Contributions:
 Employer..................      1,725,212      668,822                   300,693        3,780        1,345        2,760   2,702,612
 Participants..............      3,950,459    1,597,101                   655,152       10,013        3,017        6,880   6,222,622
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
       Total contributions.      5,675,671    2,265,923                   955,845       13,793        4,362        9,640   8,925,234
Other receipts.............
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
       Total additions.....     13,796,878    2,611,205      783,737      902,066      (21,894)       4,585       (9,857) 18,066,720

Deductions from net assets
 attributable to:
 Distributions to
  participants-cash........     18,779,948    2,825,889    1,459,242      486,934                                         23,552,013
 Distributions to
  participants-non-cash....                                  864,547                                                         864,547
 Investment and
  administrative exp.......        225,923       30,994       15,627        9,721                                    982     283,247
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
       Total deductions....     19,005,871    2,856,883    2,339,416      496,655                                    982  24,699,807
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------

Transfer between funds, net     (2,402,134)   1,193,091   (3,618,652)   1,290,013    1,460,008      856,944    1,220,730           0
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------

(Decrease) increase in net
 assets available for plan
 benefits..................     (7,611,127)     947,413   (5,174,331)   1,695,424    1,438,114      861,529    1,209,891 (6,633,087)


Net assets available for
 plan benefits:
 Beginning of year.........    130,036,691   18,873,571   25,855,592    4,609,884            0            0            0 179,375,738
                              ------------  -----------  -----------  -----------  -----------  -----------  ----------- -----------
 End of year...............   $122,425,564   19,820,984   20,681,261    6,305,308    1,438,114      861,529    1,209,891 172,742,651
                              ============  ===========  ===========  ===========  ===========  ===========  =========== ===========

                                                                      Schedule 1
                                                                     -----------
                                                                     Page 1 of 3

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes
                             (Modified Cash Basis)
                         Year ended December 31, 1995


                                                                                                              Cost         Current
                    Description of Investment                                                                 basis         value
- - -------------------------------------------------------------------------------------------------------    ----------    ----------
Investment Contracts:
 Fixed Investment Fund:

  Allstate Life Insurance Company                 6.45% investment contract due April 1, 1999              $5,560,072    $5,560,072
  Allstate Life Insurance Company                 7.32% investment contract due June 1, 1999                1,036,054     1,036,054
  CDC Investment Management Company               6.62% investment contract due April 15, 1998              5,088,338     5,088,338
  Canada Life Assurance Company                   7.17% investment contract due July 1, 1999                5,144,331     5,144,331
  Commonwealth Life Insurance Company             Floating rate contract, 30 day termination notice         3,288,032     3,288,032
  Continental Life Assurance Company              8.51% investment contract due May 1, 1997                 4,849,691     4,849,691
  Continental Life Assurance Company              7.08% investment contract due March 29, 1996              6,472,139     6,472,139
  Continental Life Assurance Company              7.86% investment contract due January 12, 1996               93,425        93,425
  John Hancock Mutual Life Insurance Company      6.56% investment contract due May 1, 2004                 5,113,392     5,113,392
  John Hancock Mutual Life Insurance Company      Variable rate investment contract due February 1, 2000      502,272       502,272
  Mass Mutual Insurance Company                   6.88% investment contract due July 5, 2002                5,349,948     5,349,948
  Mass Mutual Insurance Company                   6.11% investment contract due July 5, 2002                8,867,525     8,867,525
  Metropolitan Life Insurance Company             8.18% investment contract due September 2, 1996           4,743,721     4,743,721
  Metropolitan Life Insurance Company             7.6% investment contract due January 2, 2001              2,140,405     2,140,405
  New York Life Insurance Company                 8.35% investment contract due May 13, 1996                5,230,423     5,230,423
  New York Life Insurance Company                 6.98% investment contract due February 2, 1997            5,287,805     5,287,805
  Peoples Security Life Insurance Company         7.87% investment contract due July 20, 1999               4,968,837     4,968,837
  Peoples Security Life Insurance Company         6.14% investment contract due February 25, 1998           4,881,605     4,881,605
  Peoples Security Life Insurance Company         6.45% investment contract due November 15, 2000           4,805,026     4,805,026
  Peoples Security Life Insurance Company         6.17% investment contract due May 17, 1999                4,869,542     4,869,542
  Provident Life and Accident Insurance Company   Variable rate investment contract due May 27, 2002       20,835,513    20,835,513
  Prudential Insurance Company                    6.16% investment contract due September 30, 1998          2,046,495     2,046,495

                                                                      Schedule 1
                                                                     -----------
                                                                     Page 2 of 3

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes
                             (Modified Cash Basis)
                          Year ended December 31, 1995


                                                                                                            Cost
                    Description of Investment                                                               basis      Current value
- - -------------------------------------------------------------------------------------------------------  ----------    -------------

  Prudential Insurance Company                        7.31% investment contract due April 18, 1996          6,382,539     6,382,539
  Prudential Insurance Company                        7.05% investment contract due April 18, 1996          4,425,824     4,425,824
  Sun Life Assurance Company                          7.28% investment contract due June 10, 1999           5,561,706     5,561,706
  Traveler's Insurance Company                        8.20% investment contract due March 1, 1996             241,962       241,962
                                                                                                         ------------  ------------
   Total investment contracts                                                                             127,786,622   127,786,622

Common Stock:
 SPRC Stock Fund:
  Southern Pacific Rail Corporation  **               89,516 shares of common stock                         1,728,578     2,148,384
                                                                                                         ------------   -----------
   Total common stock                                                                                       1,728,578     2,148,384

Commingled Funds:
 Value Equity Fund:
  Invesco Institutional Series Trust Equity Fund      1,212,424.29 shares of commingled fund               20,616,826    26,940,068
 Balanced Fund:
  Invesco Institutional Series Trust Flex Fund        481,482.23 shares of commingled fund                  8,967,181    11,050,017
 International Equity Fund:
  CGTC International Non-U.S. Equity Record           183,241.23 shares of commingled fund                  1,945,626     2,143,922
 Growth Equity Fund:
  Invesco Common Stock Fund                           90,880.82 shares of commingled fund                   2,745,747     3,156,291
                                                                                                         ------------   -----------
    Total commingled funds                                                                                 34,275,380    43,290,298

**   Includes party-in-interest

                                                            (Continued)

                                                                      Schedule 1
                                                                     -----------
                                                                     Page 3 of 3

                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN

           Item 27a - Schedule of Assets Held for Investment Purposes
                             (Modified Cash Basis)
                          Year ended December 31, 1995


                                                                                                    Cost
                    Description of Investment                                                       basis      Current value
- - -----------------------------------------------------------------------------------------------  ----------    -------------
Temporary Investment Funds:
  Chase Temporary Investment Fund:
       Fixed Investment Fund                                                                        2,982,643      2,982,643
       SPRC Stock Fund                                                                                 27,442         27,442
                                                                                                 ------------   ------------
                       Total Temporary Investment Funds                                             3,010,085      3,010,085
                                                                                                 ------------   ------------
                       Total Investments                                                         $166,800,665   $176,235,389
                                                                                                 ============   ============

**   Includes party-in-interest

                                                                      Schedule 2
                                                                      ----------


                       SOUTHERN PACIFIC RAIL CORPORATION
                                  THRIFT PLAN


                 Item 27d - Schedule of Reportable Transactions
                             (Modified Cash Basis)


                          Year Ended December 31, 1995


                                                                                               Current Value
                                                        Purchase      Sales        Cost of     of Asset on      Gain/     Number of
           Issuer             Description of Asset       Price        Price         Asset      Trans. Date     (Loss)   Transactions
- - -------------------------  --------------------------  -----------  -----------  -----------  --------------  ----------   ---------
Chase Bank                  Temporary Investment       $50,211,058               $50,211,058    $50,211,058   $        -       181
                               Fund                                 $49,616,488   49,616,488     49,616,488            -       110

Provident Life & Accident   Investment Contract         21,473,059                21,473,059     21,473,059            -        16
   Insurance Company                                                    637,546      637,546        637,546            -        20

Santa Fe Pacific            Santa Fe Pacific Common        465,123                   465,123        465,123            -         5
  Corporation                 Stock                                  14,272,184    4,475,421     14,272,184    9,796,763       501

   Note: Reportable transactions are included as defined in 29 CFR 2520.103-6 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In general terms, reportable transactions are those transactions, or series of transactions when aggregated within the plan year, which involve an amount in excess of 5% of net assets available for plan benefits as of the beginning of the year.